GrowGeneration Acquires Viagrow, Expands into Big Box Retail and the Home Gardening Market

DENVER, June 9, 2025 -- GrowGeneration Corp. (NASDAQ: GRWG) (“GrowGen” or the “Company”), the nation’s largest specialty retailer of hydroponic and organic gardening products, today announced its acquisition of Viagrow, a domestic supplier of gardening and hydroponic equipment, in a move that expands the Company’s presence in the home gardening and big box retail segments. Under the terms of the agreement, GrowGen is purchasing Viagrow, currently a $3 million annual revenue company, for cash and stock considerations.
Founded in 1998 in Athens, Georgia, Viagrow offers a selection of gardening supplies, including eco-friendly growing media, professional-grade equipment, and organic nutrients. Viagrow’s products are distributed across a number of major home improvement and mass-market retailers and leading e-commerce platforms, including Amazon, The Home Depot, Lowe’s, Tractor Supply Co., and Walmart.
The acquisition strengthens GrowGen’s ability to deliver professional-grade cultivation solutions to home gardeners and small-scale growers, establishing a foothold in a fast-growing consumer segment. It also supports the Company’s strategy to diversify revenue streams, enhance its proprietary brand portfolio, and reinforce its leadership in the controlled environment agriculture (CEA) industry.
Acquisition Highlights:
•Accretive to gross margin in FY2025, supporting GrowGen’s goal of achieving 30%+ margins through private-label expansion.
•Enhances Amazon and e-commerce channel performance, advancing the Company’s omni-channel strategy.
•Provides a scalable platform for national retail partnerships, accelerating the expansion of GrowGen’s proprietary brands into mass retail.

“Our acquisition of Viagrow marks a transformational step for GrowGen as we expand beyond commercial cultivation and into the rapidly growing home gardening and big box retail sectors,” said Darren Lampert, GrowGen’s Co-Founder and Chief Executive Officer. “This transaction supports our strategy to drive higher-margin growth through proprietary brands while broadening our customer base across multiple channels. Viagrow’s presence in mass retail and leading online marketplaces enhances our market reach and sales opportunities. We are excited to welcome the Viagrow team to GrowGen as we continue building long-term value for our shareholders.”

About GrowGeneration Corp:
GrowGen is the nation’s largest specialty hydroponic and organic gardening retailer. GrowGen carries and sells thousands of products, such as nutrients, additives, growing media, lighting, environmental control systems, and benching and racking, including proprietary brands such as Charcoir, Drip Hydro, Power Si,

Ion lights, The Harvest Company, and more. The Company also operates an online superstore for cultivators at growgeneration.com, as well as a wholesale business for resellers, and a benching, racking, and storage solutions business, Mobile Media or MMI.

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About Viagrow.com:
Viagrow, founded in 1998 in Athens, Georgia, is a domestic provider of gardening and hydroponic products with a focus on sustainability and innovation. Its product line, rigorously tested in real-world conditions, is distributed through top-tier retailers and online marketplaces. For more information, visit www.viagrow.com.

Forward Looking Statements:
This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. When used herein, words such as “look forward,” “expect,” “believe,” “anticipate,” “estimate,” or variations of such words and similar expressions are intended to identify forward-looking statements. While these forward-looking statements represent current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect opinions only as of the date of this release. Please keep in mind that the Company does not have an obligation to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings made with the United States Securities and Exchange Commission, available at: www.sec.gov, and on the Company’s website, at: www.growgeneration.com.

Contacts:
KCSA Strategic Communications
Philip Carlson
Managing Director
T: 212-896-1233
E: GrowGen@kcsa.com